Exhibit 1.1

NN, INC.

12,500,000 Common Shares

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

September 13, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representative (the “Representative”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

NN, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 12,500,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,875,000 additional shares (the “Optional Shares”) of common stock, par value $0.01 per share (“Common Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-216737) (the “Initial Registration Statement”), including a form of prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, each in the form heretofore delivered to the Representative). The Initial Registration Statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including all information and documents incorporated or deemed incorporated by reference therein under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement.” The preliminary prospectus supplement dated September 10, 2018 describing the Shares and the offering thereof, together with the Base Prospectus, is herein called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof that is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” The Preliminary Prospectus, including the Base Prospectus, relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Time of Sale Prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on September 13, 2018. As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be;

(b)    The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. No order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act, and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for inclusion therein, which information consists solely of the information set forth in Section 9(b) hereof;

(c)    The Time of Sale Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for inclusion therein, which information consists solely of the information set forth in Section 9(b) hereof;

(d)    Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the Commission or became effective upon filing, as applicable, under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated or are pending or, to the Company’s knowledge, are contemplated by the Commission;

(e)    The Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, in each case in all material respects, with the Securities Act. The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any supplements thereto, as of its date or the date of such supplement and as of each Time of Delivery, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 9(b) hereof. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required;

(f)    The Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Time of Sale Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(g)    At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 was filed with the Commission, the Company met the applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”);

(h)    The documents incorporated by reference or deemed to be incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(i)    The Company has been duly incorporated and is validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware, with the requisite power and authority to own and lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the financial condition, business, properties, business prospects or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Time of Sale Prospectus and the Prospectus;

(j)    The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”). All of the outstanding capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims;

(k)    Each Subsidiary has been duly incorporated or organized, as applicable, and is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority (corporate or limited liability company, as applicable) to own and lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect;

(l)    This Agreement has been duly authorized, executed and delivered by the Company;

(m)    The duly authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus under the column “Actual” and under the heading “Capitalization”; and all of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in the Pricing Disclosure Package and the

Prospectus; except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company;

(n)    The Common Stock conforms in substance in all material respects to all statements in relation thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Shares have been duly authorized, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued, fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(o)    Other than as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement;

(p)    No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except (i) such as have been made or obtained under the Securities Act, (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “blue sky” laws, (iii) that have been obtained or made or as may be required by FINRA and (iv) that, if not obtained, would not, individually or in the aggregate, affect the validity of the Shares or the ability of the Company to consummate the transactions contemplated by this Agreement, or reasonably be likely to result in a Material Adverse Effect;

(q)    The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the certificate of incorporation, by-laws, limited liability company agreement or similar organizational documents of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their respective property, assets or operations, except in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r)    Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or by-laws, limited liability company agreement or similar organizational documents, as applicable, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or (iii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s)    The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them, and good and marketable title to all other property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as are described in the Pricing Disclosure Package and the Prospectus and except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and the Subsidiaries, taken as a whole, and under which the Company or any of the Subsidiaries holds the properties described in the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received notice that a material claim has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property under any such lease or sublease except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(t)    The Company and the Subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses of the Company and the Subsidiaries are valid in full force and effect except where such failure to be in compliance or to be valid and in full force would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(u)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as would not have a Material Adverse Effect;

(v)    The Company and its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or any of its subsidiaries or any of their respective ERISA Affiliates (as defined below) are in compliance in all material respects with their terms and with ERISA and/or other applicable law. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such Subsidiary is a member. No “reportable event” (as defined under Section 403(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its subsidiaries or, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their respective ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under Title IV of ERISA). Neither the Company nor any of its subsidiaries, nor, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of the ERISA Affiliates of the Company or its subsidiaries has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA, (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder or (iv) any similar non-U.S. law. Each “employee benefit plan” established or maintained by the Company or any of its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code;

(w)    The Company and the Subsidiaries own, possess or can acquire on commercially reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(x)    Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries is, or has been, in violation of any federal, state, local or foreign law, statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court, relating to the pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, as such relates to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, polychlorinated biphenyls or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries possess all permits, authorizations and approvals required under any applicable Environmental Laws and are, and at all times have been, each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries, (iv) neither the Company nor any of the Subsidiaries has received written notice of any actual or potential liability for the investigation or remediation of any Hazardous Materials, (v) neither the Company nor any of the Subsidiaries is subject to any binding or written order, decree or agreement requiring any of them to perform any response or corrective action relating to any Hazardous Materials or otherwise with respect to Environmental Laws and (vi) there are no events or circumstances that might reasonably be expected to form the basis of an order or obligation for clean-up, remediation, corrective action or other response action, or an action, suit, demand or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or the violation of, or liability under, any Environmental Laws;

(y)    The Company and the Subsidiaries have (i) filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed or have properly requested extensions thereof; and (ii) paid all taxes of the Company and the Subsidiaries due and owing (including any related assessments, fines or penalties), except for taxes being contested in good faith by the appropriate proceedings diligently conducted and for which reserves in accordance with generally accepted accounting principles have been provided and except for such failures to pay or file as would not individually or in the aggregate have a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company, any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries would reasonably be expected to have, a Material Adverse Effect;

(z)    The Company and each of the Subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering professional liability, as well as for claims involving bodily injury and property damage, except where such failure would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect;

(aa)    The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)    Except as described in the Pricing Disclosure Package and the Prospectus, none of the Subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary;

(cc)    The consolidated financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the respective periods specified, in each case in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. The consolidated financial statements of Precision Engineered Products Holdings, Inc. (“PEP”), a wholly-owned subsidiary of the Company, included in the Registration Statement, Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present in all material respects, the financial condition of PEP and its subsidiaries as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the respective periods specified, in each case in conformity with GAAP applied on a consistent basis throughout the period involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. The consolidated financial statements of Wuxi Weifu Autocam Precision Machinery Company, Ltd. (the “JV”), a 49% owned joint venture of the Company, included in the Registration Statement, Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present in all material respects, the financial condition of the JV as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the respective periods specified, in each case in conformity with GAAP applied on a consistent basis throughout the period involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. The consolidated financial statements of PMG Intermediate Holding Corporation (“Holding”) a wholly-owned subsidiary of the Company, included in the Registration Statement, Pricing Disclosure Package and Prospectus, together with the related schedules and notes, fairly present in all material respects, the financial condition of Holding and its subsidiaries as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the respective periods specified, in each case in conformity with GAAP applied on a consistent basis throughout the period involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the other financial information of Holding included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus have been derived from the accounting records of Holding and its subsidiaries and present fairly, in all material respects, the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The summary and selected consolidated financial data of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The other financial information of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and the Subsidiaries and present fairly, in all material respects, the information shown thereby. The Registration Statement, the Pricing Disclosure Package and the Prospectus include all financial and other information required to be included in connection with the presentation of “non-GAAP financial measures” (as defined in Item 10 of Regulation S-K) therein, and the presentation of such non-GAAP financial measures therein complies with Regulation G and Item 10 of Regulation S-K, as applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not so disclosed. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(dd)    Since the date of the last audited financial statements of the Company, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business material to the Company and the Subsidiaries, taken as a whole, otherwise than as set forth in the Time of Sale Prospectus and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any (i) material change in the capitalization of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) transaction that is material to the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (iv) obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, (v) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or (vi) Material Adverse Effect, in each case otherwise than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(ee)    PricewaterhouseCoopers LLP, during the periods covered by the consolidated financial statements of the Company and the related schedules and notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus on which they reported were, and currently are, independent registered public accountants as required by the Securities Act and the Exchange Act. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board;

(ff)    Deloitte Touche Tohmatsu Certified Public Accountants LLP, during the periods covered by the FY 2016 consolidated financial statements of the JV and the related schedules and notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus on which they reported were, and currently are, independent registered public accountants as required by the Securities Act and the Exchange Act. Deloitte Touche Tohmatsu Certified Public Accountants LLP is registered with the Public Company Accounting Oversight Board;

(gg)    RSM US LLP, during the periods covered by the consolidated financial statements of Holding and the related schedules and notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus on which they reported were, and currently are, independent registered public accountants as required by the Securities Act and the Exchange Act. RSM US LLP is registered with the Public Company Accounting Oversight Board;

(hh)    Ernst & Young LLP, during the periods covered by the consolidated financial statements of PEP and the related schedules and notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus on which they reported were, and currently are, independent registered public accountants as required by the Securities Act and the Exchange Act. Ernst & Young LLP is registered with the Public Company Accounting Oversight Board;

(ii)    The Company and the Subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj)    The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date hereof, the Company is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 5) in the Company’s internal control over reporting, whether or not subsequently remediated, except as disclosed in the Time of Sale Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(kk)    The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established;

(ll)    Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Prospectus, as applicable, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Time of Sale Prospectus;

(mm)    Neither the Company or any Subsidiary, nor any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, is in breach or violation of any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(nn)    Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources;

(oo)    The Common Stock is registered under Section 12(b) of the Exchange Act, and the Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq;

(pp)    The Company is not, and will not be, either, after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package or the Prospectus, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended;

(qq)    None of the Company, the Subsidiaries or any of their respective directors, officers, agents, employees, affiliates or persons acting on behalf of the Company or any of the Subsidiaries has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M under the Exchange Act (“Regulation M”);

(rr)    The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, and under the caption “Underwriting (conflicts of interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(ss)    None of the Company, any of the Subsidiaries or any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable anti-bribery and anti-corruption laws;

(tt)    The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and the Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(uu)    None of the Company, any of the Subsidiaries, or any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(vv)    The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case as would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiaries (i) (x) have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and (y) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same; (ii) are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and (iii) have taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof) as soon they take effect; except, with respect to each of the foregoing clauses (i)(y), (ii) and (iii), as would not, singly or in the aggregate, result in a Material Adverse Effect.

2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $15.16, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,875,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on September 18, 2018 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if (i) at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance or (ii) at any time prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement any event shall have occurred as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Pricing Disclosure Package or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Pricing Disclosure Package or a supplement to the Pricing Disclosure Package which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(e)    To make generally available to its security holders via EDGAR as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), without the prior written consent of J.P. Morgan Securities LLC;

(g)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(h)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)    To use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus under the caption “Use of proceeds”;

(j)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act; and

(k)    To use its best efforts to list, subject to notice of issuance, the Shares on Nasdaq.

6.    (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing a reasonable number of each of any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required reviews by FINRA of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) all fees and expenses in connection with listing the Shares on Nasdaq; (viii) all expenses incurred in connection with any “road show” presentation for potential investors (provided, however, that the Underwriters shall pay for 50% of the costs related to any chartered aircraft in connection with any such “road show”); and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as specifically provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Time of Sale Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions with respect to the matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Bass, Berry & Sims PLC, counsel for the Company, shall have furnished to you their written opinion and 10b-5 letter (forms of such opinion and 10b-5 letter are attached as Annex II hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)    Simpson Thacher & Bartlett LLP, New York counsel for the Company, shall have furnished to you their written opinion (form of such opinion attached as Annex III hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)    On the date of this Agreement, and at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you letters with respect to the Company, dated the respective dates of delivery thereof, in form and substance agreed to by you and PricewaterhouseCoopers LLP prior to the date of this Agreement or otherwise reasonably satisfactory to you, provided that the letter delivered on the date of this Agreement or any given Time of Delivery shall use a “cut-off” date no more than three business days prior to the date such letter is delivered;

(f)    On the date of this Agreement, and at each Time of Delivery, RSM US LLP shall have furnished to you letters with respect to Holding, dated the respective dates of delivery thereof, in form and substance agreed to by you and RSM US LLP prior to the date of this Agreement or otherwise reasonably satisfactory to you, provided that the letter delivered on the date of this Agreement or any given Time of Delivery shall use a “cut-off” date no more than three business days prior to the date such letter is delivered;

(g)    On the date of this Agreement, and at each Time of Delivery, Deloitte Touche Tohmatsu Certified Public Accountants LLP shall have furnished to you letters with respect to the JV, dated the respective dates of delivery thereof, in form and substance agreed to by you and Deloitte Touche Tohmatsu Certified Public Accountants LLP prior to the date of this Agreement or otherwise reasonably satisfactory to you, provided that the letter delivered on the date of this Agreement or any given Time of Delivery shall use a “cut-off” date no more than three business days prior to the date such letter is delivered;

(h)    On the date of this Agreement, and at each Time of Delivery, the Chief Financial Officer of the Company in such officer’s capacity as an officer of the Company and not personally, shall have furnished to you certificates, dated the respective dates of delivery thereof, with respect to certain financial data contained in or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

(i)    Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of the Subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the financial condition, business, properties, business prospects or results of operations of the Company and the Subsidiaries taken as a whole, except as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus;

(j)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(k)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus;

(l)    The Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on Nasdaq;

(m)    The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n)    The Underwriters shall have received from each person listed on Exhibit B hereto an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Exhibit A.

(o)    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (k) and (l) of this Section and as to such other matters as you may reasonably request.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting (conflicts of interest)”, and the information contained in the twelfth paragraph under the caption “Underwriting (conflicts of interest)”.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation or pursuant to the immediately following sentence. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities

Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within forty-eight hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of forty-eight hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made. In such event, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any officer, director, employee, controlling person, broker-dealer or other affiliate of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company and the officers, directors, employees, broker-dealers and other affiliates of any Underwriter and each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    THIS AGREEMENT, ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULTS IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES THAT ANY SUIT OR PROCEEDING ARISING IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF, AND TO VENUE IN, SUCH COURTS.

19.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

NN, INC.

By:	/s/ Thomas C. Burwell, Jr.
	Name:	Thomas C. Burwell, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Manoj Vemula
Name: Manoj Vemula
Title: Vice President

SCHEDULE I
Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
J.P. Morgan Securities LLC	7,250,000	1,087,500
Robert W. Baird & Co. Incorporated	1,625,000	243,750
KeyBanc Capital Markets Inc.	1,250,000	187,500
SunTrust Robinson Humphrey, Inc.	1,250,000	187,500
Lake Street Capital Markets, LLC	250,000	37,500
Stephens Inc.	250,000	37,500
William Blair & Company, L.L.C.	250,000	37,500
CJS Securities, Inc.	187,500	28,125
Regions Securities LLC	187,500	28,125
Total	12,500,000	1,875,000

Schedule I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated September 11, 2018

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Time of Sale Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $16.00.

The number of Firm Shares purchased by the Underwriters is 12,500,000.

The number of Optional Shares to be purchased at the option of the Underwriters is up to 1,875,000.

Schedule II-1

SCHEDULE III

List of Subsidiaries

Subsidiaries of NN, Inc.	Jurisdiction of Incorporation or Organization
Advanced Precision Products, Inc.	Delaware
Autocam (China) Automotive Components Co., Ltd.	China
Autocam Corporation	Michigan
Autocam do Brasil Usinagem, Ltda.	Brazil
Autocam Equipment Holdings, LLC	Delaware
Autocam Equipment, LLC	Delaware
Autocam Europe, B.V.	Netherlands
Autocam France, SARL	France
Autocam International, Ltd	Michigan
Autocam Poland Sp. z o.o.	Poland
Autocam South Carolina, Inc.	Michigan
Autocam-Pax, Inc.	Michigan
Boston Endo-Surgical Technologies LLC	Delaware
Bouverat Industries, S.A.S.	France
Brainin (Foshan) Precision Engineered Products Co. Ltd.	China
Brainin de Mexico, S.A. de C.V.	Mexico
Brainin-Advance Industries LLC	Delaware
Caprock Enclosures, LLC	Texas
Caprock Manufacturing, Inc.	Texas
Connecticut Plastics LLC	Delaware
General Metal Finishing LLC	Delaware
Holmed, LLC	Delaware
HowesTemco, LLC	Delaware
Industrial Molding Corporation	Tennessee
Lacey Manufacturing Company, LLC	Delaware
Matrix I LLC	Delaware
MLV 68 Sp. Z o.o.	Poland
NN Life Sciences Design & Development, LLC	Delaware
NN Life Sciences – Vandalia, LLC	Ohio
NN Precisions Plastics, Inc.	Delaware
Paragon Acquisition Corp.	Indiana
Paragon Medical Device (Changzhou) Co. Ltd.	China
Paragon Medical Europe, S.a.r.l.	Switzerland
Paragon Medical, Inc. Paragon Medical International, Inc. Paragon Siechnice Sp. Z o.o.	Indiana Indiana Poland
Platinum Surgical Instruments, Inc.	Wisconsin
PMC Acquisition Company, Inc.	Delaware
PMC USA Acquisition Company, Inc.	Delaware
PMG Acquisition Corporation	Delaware
PMG Intermediate Holdings Corporation PNC Acquisition Company Inc.	Delaware Delaware
Polymetallurgical LLC	Delaware

Schedule III-1

Precision Engineered Products Holdings, Inc.	Delaware
Precision Engineered Products LLC	Delaware
Precision Metal Components Mexico SRL	Mexico
Premco, Inc.	Massachusetts
Profiles Incorporated	Massachusetts
Southern California Technical Arts, Inc.	California
Trigon International LLC	Delaware
Triumph LLC	Arizona
Wauconda Tool & Engineering LLC	Delaware
Whirlaway Corporation	Ohio

Schedule III-2

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

September 10, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:	NN, Inc. – Common Equity Offering

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with NN, Inc., a Delaware corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (No. 333-216737) filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Shares, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian for such spouse or family member) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or publicly announce the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

Exhibit A-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to a corporation, partnership, limited partnership or limited liability company the stockholders, partners and members of which are the undersigned or the immediate family of the undersigned, or to a not-for-profit entity or organization for estate planning purposes, provided that in each case, the trustee of the trust or the transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any retirement plan for the undersigned, provided that the plan or the trustee of the plan, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, or (v) pursuant to any contract, instruction or plan complying with Rule 10b5-1 (an “Existing 10b5-1 Plan”) of the rules of and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that has been entered into by the undersigned prior to the date of this Lock-Up Agreement and disclosed to the Underwriters; provided, that, in the case of any transfer pursuant to this clause (v), if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock, the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an Existing 10b5-1 Plan. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned, the individual for whom the undersigned is holding the Undersigned’s Shares as custodian, or the entity through which the undersigned has beneficial ownership of the Undersigned’s Shares, as applicable, now has, and, except as contemplated by clause (i) through (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned with respect to (i) the exercise (including any cashless exercise involving the transfer of securities between the undersigned and the Company) of options or warrants issued by the Company to the undersigned to acquire Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock; provided that any Common Stock or any securities convertible into or

Exhibit A-2

exchangeable or exercisable for Common Stock issuable upon exercise or settlement of such options and warrants shall be subject to the provisions of this Lock-Up Agreement, (ii) the withholding of the Undersigned’s Shares by the Company in connection with the vesting of restricted stock held by the undersigned as of the date of the Underwriting Agreement, (iii) transfers to the Company which occur in connection with, or after, the termination of the undersigned’s employment by, or service to, the Company or any of its subsidiaries and which disposition or sale of such Undersigned’s Shares does not require a filing under Section 16 of the Exchange Act, or (iv) the entering into any written trading plan or agreement (“Rule 10b5-1 Plan”) with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Exchange Act, provided that any such Rule 10b5-1 Plan shall specify that any sales of the Undersigned’s Shares sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur during the term of this Lock-Up Agreement and provided further that such action does not trigger any public filing requirement and the undersigned does not make any such public filing; provided, however, that in the case of any transfer pursuant to clauses (i) through (iii), no filing by any party (including the Company or any donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than, in the case of a transfer pursuant to clause (i) or (ii), a required filing on a Form 4 which shall include a statement describing the reason for such transfer).

For the avoidance of doubt, the foregoing shall not be construed to allow for distributions or transfers of the Undersigned’s Shares to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective on or before the date that is six months after the date hereof, (ii) the Company notifies you in writing that it does not intend to proceed with the offering of the Shares, or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Exhibit A-3

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Exhibit A-4

EXHIBIT B

Persons to Execute Lock-Up Agreement

J. Robert Atkinson

Robert E. Brunner

Thomas C. Burwell, Jr.

William Dries

David K. Floyd

Matthew S. Heiter

Richard D. Holder

D. Gail Nixon

David L. Pugh

Christopher J. Qualters

Carey A. Smith

Warren A. Veltman

Steven T. Warshaw

Exhibit B-1